SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 4, 2009

VICTORY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	2-76219-NY	87-0564472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2677 North Main Street, Suite 360, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(714) 480-0405
112 North Curry Street, Carson City, Nevada 89703
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1013767.01

Item 1.01.	`	Entry Into A Material Definitive Agreement.

On August 4, 2009, Victory Energy Corporation (“Victory”) entered into a written agreement with Miranda & Associates, a professional accountancy corporation (“Miranda & Associates”), pursuant to which Miranda & Associates will continue to provide certain professional services to Victory (the “Agreement”).  Miranda & Associates is wholly-owned by the Company’s interim President, Chief Executive Officer, Chairman and Chief Financial Officer, Robert J. Miranda.  The Agreement, effective as of August 1, 2009, replaces a previous agreement, dated November 15, 2008, between the Company and Miranda & Associates.

Pursuant to the terms of the agreement Miranda & Associates agreed to provide Victory with (i) a qualified interim Chairman, President and Chief Executive officer, (ii) a qualified Chief Financial Officer, and (iii) certain advisory services.  Miranda & Associates has assigned Mr. Robert J. Miranda to continue to provide services to Victory as Victory’s interim Chief Executive officer and Chief Financial Officer.  Under the terms of the Agreement, Victory will pay Miranda & Associates for services provided at standard rates, with Mr. Miranda’s rate being $300 per hour.  Victory has also agreed to reimburse Miranda & Associates for any out-of pocket expenses.

Item 9.01.	`	Financial Statements and Exhibits.
(d)		Exhibits.
		Number	Description
		10.1	Agreement, effective August 1, 2009, by and between the Company and Miranda & Associates.

1013767.01	2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY ENERGY CORPORATION

Date: August 6, 2009	By:	/s/ ROBERT MIRANDA
Robert Miranda
Interim Chief Executive Officer

1013767.01	3

EXHIBITS ATTACHED TO THIS REPORT
Number	Description

10.1	Agreement, effective August 1, 2009, by and between the Company and Miranda & Associates.

1013767.01	4